LICENSE AGREEMENT


THIS AGREEMENT, made the  15th  day of September, 1996.
                         ------        ---------- ----
BETWEEN:
                         Interchem Environmental, Inc.
                         9135 Barton St.
                         Overland Park, KS   66214

                         (hereinafter called the "Licensor")

                                                           OF THE FIRST PART

AND:
                         Delta Environmental, Inc.
                         2525 East Camelback Rd., Suite 510
                         Phoenix, AZ   85016

                         (hereinafter called the "Licensee")

                                                           OF THE SECOND PART


WHEREAS the Licensor  warrants that it is a holder of the exclusive sales rights
in  the  world  for   SoyClean(TM)   Solvent,   SoyClean(TM)   Graffti  Remover,
SoyRelease(TM) Solvent, and Naturen(R) (hereinafter called the ("Product");

AND WHEREAS the Licensor warrants that such sales rights are fully assignable by it;

AND WHEREAS the Licensor further warrants that it has the right to license as set forth herein;

AND WHEREAS the Licensee is desirous of obtaining the exclusive sales rights for the Product for the world (hereinafter called the "Territory") and the Licensor has agreed to permit the Licensee to be the sole exclusive distributor of the Product on the terms and conditions more particularly herein described;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of ONE DOLLAR ($1.00), the mutual covenants and premises contained herein, and other good and valuable considerations (the receipt, adequacy, and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:


ARTICLE 1.00 - TERM AND QUOTA REQUIREMENTS
------------------------------------------

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
1.01 The Licensor hereby grants and assigns unto the said Licensee the sole and exclusive right to distribute and/or sell the said Product in the Territory when and as the said Licensee shall think fit, for its own benefit absolutely, subject to the terms of this agreement.

1.02 The Licensee hereby accepts the sole and exclusive right to distribute and/or sell the Product as aforementioned and agrees to use its best efforts to do all reasonable matters necessary to promote customer interest in, and effect the sale of the Product within the aforementioned Territory.

1.03 It is hereby agreed that the exclusive license granted herein shall be for an initial probationary term of twenty-five (25) years commencing with the date hereof, provided, however, that the said agreement shall be extended for a further five (5) years at the Licensor's sole discretion based on the performance of the Licensee during the initial term.


ARTICLE 2 - TERMINATION
--------------------------

2.01 It is hereby agreed that if the Licensee shall become bankrupt or insolvent, or enter into any composition with his creditors or shall make any default in performing any of the agreements herein contained, then in any such case it shall be lawful for the Licensor by notice in writing to the Licensee, to revoke this license, which shall thereupon be void, without prejudice to any right or action or remedy of the Licensor in respect of any antecedent breach of any agreement herein contained.

2.02 Except as otherwise provided, the failure of either party to perform any provision of this Agreement after thirty (30) days notice have been given by the other party shall automatically terminate this Agreement.


ARTICLE 3.00 - ROYALTY
----------------------

3.01 On all orders sold by the Licensee with the Licensor pursuant to this agreement, the Licensee shall pay the Licensor as follows:

                  Royalty shall be determined to be one-half of one percent (0.005%) of gross sales.

         Licensee shall also transfer free and clear to Licensor an amount of five Hundred Thousand shares of Delta Environmental, Inc. common stock.

ARTICLE 4.00 - TERRITORY DEFINITION AND EXCLUSIVITY
---------------------------------------------------

4.01 Subject to the terms herein set out, it is hereby agreed that the Licensee shall have the sole and exclusive license to sell the Product within the Territory. In applying and construing the phraseology, "sell within the Territory," it is hereby agreed that for the purpose of construing this agreement, a sale will be deemed to have been made in the Territory if the order was obtained by the Licensee, and was placed in the Territory notwithstanding the fact that the units purchased may be shipped to other provinces and countries for use or installation.

         The Licensee hereby agrees not to sell, or to offer for sale, the Product outside the specific area detailed above without the prior written permission of the Licensor.

4.02 Subject to the terms of this agreement, it is hereby agreed that the Licensor will refer and forward all inquiries originating from the Territory (concerning purchase of, and other matters related to the Invention) to the Licensee, at the address set out in Article 7.04 below. It is further agreed that all inquiries concerning the Product from any source or points or origin which might, in any way, result in a sale and ultimate delivery of units of the Product to anywhere in the Territory, shall be referred and forwarded by the Licensor to the Licensee at the address set out in Article 7.04 below.

4.03 Subject to the terms of this agreement, it is hereby agreed that so long as this agreement remains in full force and effect, no other person, partnership, corporation, or other legal entity shall be granted a license to sell the Product within the Territory.


ARTICLE 5.0 - WARRANTIES
-------------------------

5.01 The Licensor warrants that it is the holder of the exclusive sales rights for the Territory for the Product.

5.02 The Licensor further warrants that such sales rights are fully assignable.

5.03 The Licensor further warrants that it has the right to assign such license as set forth herein.

5.04 The Licensor hereby warrants that, if an any time hereafter during the continuance of this agreement, the Licensor shall make any further improvements in the Product or in the mode of using same, the Licensor shall become the owner of owners of any such improvement, then, in every case the Licensor shall communicate such improvement to the Licensee, and give it full information respecting the mode of using same and the Licensee shall be entitled to use same without paying any further sum in respect of such improvements and information, provided however that the Licensee shall pay an appropriate price for such improved units of the Product.

5.05 The parties hereto agree to use their best efforts to carry out the provisions of this agreement, but in the event of accidents, fires, delays in manufacturing, delays of carriers, acts of god, governmental actions, state of war, or any other cause beyond the control of either party, neither party shall be required to perform nor incur liability to the other resulting from the inability to perform. The parties agree that performance shall only be required at the extension of time due to such circumstances.

5.06 The Licensor hereby warrants and agrees that the rights and/or privileges granted to the Licensee under the terms of this agreement shall apply to any improved version of the Product and/or any other Product which the Licensor and/or Patentee may from time to time invent, purchase, or otherwise acquire and grant rights to Licensee.

5.07 The Licensor hereby warrants and agrees that the Licensor will take whatever legal steps are necessary in order to prevent any third parties from selling the Product within the Territory.

         The Licensor further warrants and agrees that it will take whatever legal steps are necessary in order to protect the trademark of the Product.


ARTICLE 6.0 - ADVERTISING
--------------------------

6.01 It is hereby understood and agreed that the Licensee shall be responsible for arranging and paying for the advertising of the Product in the Territory.

6.02 The Licensee undertakes to ensure that all advertising material used in the Territory will conform to local, state, and federal advertising regulations.

6.03 The Licensor hereby warrants and agrees that it will supply the Licensee with any of all literature which it may from time to time have in its possession with regard to the operation and use of the Product.

6.04 The Licensee is hereby granted the right to use the name in any or all advertising which it may from time to time publish, and it may also refer to itself in any or all advertising as having the exclusive sales rights of the Product in the Territory.

6.05 The Licensor agrees to use its best efforts to promote the Product within the Territory and in this regard to be responsible for all industry oriented editorials.


ARTICLE 7.00 - GENERAL CONTRACT PROVISIONS
------------------------------------------

7.01 In the event that at any time either party shall deem the other party to be in default under any terms of this agreement, the one party shall give to the other party written notice of such default, and the other party shall have thirty (30) days from the date of such notice to remedy such default. The parties shall have the right to arrange for arbitration on any matter alleged to be in default, if the other party shall disagree, provided that, during the period of alleged default, the party acting in default shall comply with and rectify the complaint until the date determined by arbitration.

7.02 Interchem Environmental, Inc. shall be granted one seat on the Board of Directors of Delta Environmental, Inc.

7.03 This agreement contains the entire agreement between the parties, and no representations, inducements, or agreements, oral or otherwise, not embodied herein shall have any force or effect.

7.04 Any agreement hereafter made shall be ineffective to change, modify, add or discharge in whole or in part, the obligations and duties under this Agreement unless such agreement is in writing and signed by each party hereto.

7.05 Any notice given pursuant to this agreement be either of the parties hereto to the other party, shall be given by sending it by registered mail properly addressed as follows:

                  Licensor:

                                    Interchem Environmental, Inc.
                                    9135 Barton St.
                                    Overland Park, KS   66214

                  Licensee:

                                    Delta Environmental, Inc.
                                    2525 E. Camelback Rd., Suite 510
                                    Phoenix, AZ   85016

         Any party may change the address at which notices are to be sent by written notice of such change of address to the other party.

7.06 The Licensee shall not assign its rights and obligations arising under this agreement without first obtaining the written consent of the Licensor.
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
7.07     Time shall be of the essence of this agreement, and every part thereof.

7.08 This agreement shall be interpreted and construed in accordance with the alws of the State of Kansas.

7.09 The invalidity of any particular provision of this agreement shall not affect any other provisions thereof, but the agreement shall be construed as if such invalid provisions were omitted.

7.10     This agreement  shall be binding upon and to the benefit of the parties
         hereto,   for   themselves   and  their   respective   legal   personal
         representatives, successors, and assigns.

         IN WITNESS WHEREOF the parties hereto have executed these presents.

                                               DELTA ENVIRONMENTAL, INC.

/s/ Kasandra M. Romo                        By: /s/ S. F. Lee
------------------------------                 ---------------------------------
Witness                                        Licensor

                                               INTERCHEM ENVIRONMENTAL, INC.

                                                /s/ Lee Derr
------------------------------                 ---------------------------------
Director                                       Director


THE CORPORATE SEAL OF

Interchem Environmental, Inc.
----------------------------------
was hereunto affixed in the presence of:

/s/ Gary Haer
-----------------------------------


THE CORPORATE SEAL OF

Delta Environmental, Inc.
----------------------------------
was hereunto affixed in the presence of:

/s/ Kasandra M. Romo
----------------------------------